Exhibit 3.54.1

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

ARTICLES OF AMENDMENT (SHORT FORM)

Read the Instructions LO16i

1.	ENTITY NAME – give the exact name of the LLC as currently shown in A.C.C. records:

MERITAGE HOMES OF ARIZONA REALTY LLC

2.	A.C.C. FILE NUMBER: L-1933784-8

Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

CHECK THE BOX NEXT TO EACH CHANGE BEING MADE AND

COMPLETE THE REQUESTED INFORMATION FOR THAT CHANGE.

3.	☑ ENTITY NAME CHANGE – type or print the exact NEW name of the LLC in the space provided:

MTH REALTY LLC

4. ☐ MANAGEMENT STRUCTURE CHANGE – see Instructions L016i – check only one box below and follow instructions:

☐	CHANGING TO MANAGER-MANAGED LLC – complete and attach the Manager Structure Attachment form L040. The filing will be rejected if it is submitted without the attachment.	☐	CHANGING TO MEMBER-MANAGED LLC – complete and attach the Member Structure Attachment form L041. The filing will be rejected if it is submitted without the attachment.

5. ☐ DURATION CHANGE – check only one box to indicate the NEW duration or life period of the LLC:
☐ Perpetual	☐ The LLC’s life period will end on this date:	☐ The LLC’s life period will end upon the occurrence of this event:

6. ☐ ENTITY TYPE CHANGE – check one and follow instructions:
☐	CHANGING TO PROFESSIONAL LLC – number 7 must also be completed.	☐	CHANGING TO NON-PROFESSIONAL LLC – (professional LLC becoming a regular LLC).

7.	☐ PROFESSIONAL SERVICES CHANGE – describe the NEW type of professional services of the LLC:

8.	☐ OTHER AMENDMENT – if an amendment was made that was not addressed by the check boxes on this form, then you must attach to these Articles of Amendment a complete copy of the amendment.

SIGNATURE:	By checking the box marked “I accept” below, I acknowledge under penalty of perjury that this document together with any attachments is submitted in compliance with Arizona law.

☑ I ACCEPT
	MEL FARAONI	07/01/2014
Signature	Printed Name	Date (mm/dd/yy)

REQUIRED – check only one and fill in the corresponding blank if signing for an entity:

This is a manager-managed LLC and I am signing individually as a manager or I am signing for an entity manager named:	☐	This is a member-managed LLC and I am signing individually as a member or I am signing for an entity member named:
MERITAGE PASEO CROSSING LLC